UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

ANTERO RESOURCES CORPORATION

Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On October 7, 2016, Antero Resources Corporation (the “Company”) completed the previously announced sale of 6,730,769 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $26.00 per share (the “Private Placement”), pursuant to a Common Stock Subscription Agreement (the “Subscription Agreement”) with Evans Investments Pte. Ltd., an indirect wholly-owned subsidiary of Temasek Holdings (Private) Limited (the “Purchaser”). The issuance of the Shares pursuant to the Subscription Agreement was made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the closing of the Private Placement, the Company and the Purchaser entered into that certain Registration Rights Agreement, dated October 7, 2016 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to (i) file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) no later than five business days following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (such filing date, the “Shelf Filing Date”) to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of the Shares sold in the Private Placement to the Purchaser; (ii) use its commercially reasonable efforts to cause such resale registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Shelf Filing Date; and (iii) use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by such registration statement have been sold and (B) the date on which all of the purchased Shares cease to be Registrable Securities under the Registration Rights Agreement.

Item 3.02.                Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Chief Financial Officer
Dated: October 11, 2016